UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 22, 2025
LanzaTech Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40282	92-2018969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8045 Lamon Avenue, Suite 400 Skokie, Illinois		60077
(Address of principal executive offices)		(Zip Code)
(847) 324-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0000001 per share	LNZA	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	LNZAW	The Nasdaq Stock Market LLC

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.

Amendment to Series A Convertible Senior Preferred Stock Purchase Agreement

As previously disclosed, on May 7, 2025, LanzaTech Global, Inc. (the “Company”) and LanzaTech Global SPV, LLC, an entity controlled by an existing investor (the “Purchaser”), entered into a Series A Convertible Senior Preferred Stock Purchase Agreement (as amended by Amendment No. 1 to the Series A Convertible Senior Preferred Stock Purchase Agreement, dated June 2, 2025, the “Purchase Agreement”) pursuant to which the Company issued and sold on such date 20,000,000 shares of its preferred stock designated as “Series A Convertible Senior Preferred Stock” (the “Preferred Stock”), to the Purchaser for an aggregate purchase price of $40,000,000.

On September 22, 2025, the Company and the Purchaser entered into Amendment No. 2 to the Series A Convertible Senior Preferred Stock Purchase Agreement (the “Purchase Agreement Amendment”) whereby the parties mutually agreed to (i) extend the date by which the Company may complete a “Subsequent Financing” of common stock of the Company with proceeds to it of not less than $35,000,000 and not more than $60,000,000, to no later than October 15, 2025 and to permit multiple financing closings and (ii) make certain other technical, conforming, clarifying or other changes, including to reflect the shareholder approvals from the Company’s annual meeting of shareholders held on July 28, 2025 and those to effectuate the terms of the Purchase Agreement Amendment and CoD Amendment (as defined below).

Amendment to Amended and Restated Certificate of Designation

On September 22, 2025, the Company filed a Certificate of Amendment to the Amended and Restated Certificate of Designation of Series A Convertible Senior Preferred Stock (the “CoD Amendment”) with the Office of the Secretary of State of the State of Delaware. The CoD Amendment reflects the Purchase Agreement Amendment described above.

Waiver Agreement

In connection with the Purchase Agreement Amendment, the Company and the Purchaser entered into a Waiver Agreement, effective as of September 22, 2025 (the “Waiver Agreement”), pursuant to which the Purchaser waived the obligation of the Company under the Registration Rights Agreement, dated as of May 7, 2025 and as modified as of May 31, 2025, between the Company and the Purchaser to file a registration statement with respect to certain shares of common stock (the “Registration Statement”) no later than the earlier of (i) 45 calendar days following receipt of the Requisite Stockholder Approvals (as defined in the Purchase Agreement Amendment) and (ii) 10 business days following the issuance of the shares of common stock upon exercise of a warrant (the “Warrant Shares”), and the Company agreed to file the Registration Statement no later than 10 business days following the issuance of the Warrant Shares. The Purchaser and the Company also agreed to certain other technical, conforming, clarifying and other changes, including to reflect the foregoing.

The foregoing summaries of the Purchase Agreement Amendment, the CoD Amendment and the Waiver Agreement do not purport to be complete and are qualified in their entirety by the full text thereof, copies of which are being filed as Exhibits 10.1, 3.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein. The Purchase Agreement Amendment, the CoD Amendment and the Waiver Agreement are not intended to be a source of factual, business or operational information about the Company or its subsidiaries.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Designation of Series A Convertible Senior Preferred Stock, dated September 22, 2025.
10.1	Amendment No. 2 to the Series A Convertible Senior Preferred Stock Purchase Agreement, dated September 22, 2025, between the Company and the Purchaser.
10.2	Waiver Agreement between the Company and the Purchaser, dated September 26, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANZATECH GLOBAL, INC.

Dated: September 26, 2025	By:	/s/ Amanda Koenig Fuisz
	Name:	Amanda Koenig Fuisz
	Title:	Interim General Counsel
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